Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses:

●	Registration Statement (Form S-3 No. 333-187034) of MRC Global Inc.;
●	Registration Statement (Form S-3 No. 333-206456) of MRC Global Inc.;
●	Registration Statement (Form S-3 No. 333-226883) of MRC Global Inc.;
●	Registration Statement (Form S-3 No. 333-258714) of MRC Global Inc.;
●	Registration Statement (Form S-8 No. 333-180777) pertaining to the MCJ Holding Corporation 2007 Stock Option Plan and the MRC Global Inc. 2011 Omnibus Incentive Plan;
●	Registration Statement (Form S-8 No. 333-206455) pertaining to the MRC Global Inc. 2011 Omnibus Incentive Plan, as amended;
●	Registration Statement (Form S-8 No. 333-231222) pertaining to the MRC Global Inc. 2011 Omnibus Incentive Plan, as amended; and
●	Registration Statement (Form S-8 No. 333-265622) pertaining to the MRC Global Inc. Omnibus Incentive Plan, as amended of our reports dated February 16, 2024, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting of MRC Global Inc. included in this Annual Report (Form 10-K) of MRC Global Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Houston, Texas

February 16, 2024